Exhibit 107
Calculation of Filing Fee Tables
Form S-1
(Form Type)
MediaAlpha, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (3)	Proposed Maximum Offering Price Per Unit (4)	Maximum Aggregate Offering Price (4)	Fee Rate	Amount of Registration Fee (4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Fees Previously Paid	Equity	Class A common stock, $0.01 par value per share	457(c)	34,935,871	$15.82	$552,685,479	0.0000927	$51,233.94
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$552,685,479		$51,233.94
	Total Fees Previously Paid							$51,233.94
	Total Fee Offsets							N/A
	Net Fee Due							N/A
(1) No new securities are being registered on this post-effective amendment and all registration fees were previously paid at the time the Registration Statement was initially filed.
(2)These “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement No. 333-261027.
(3)Consists of 34,935,871 shares of the registrant’s Class A common stock to be offered and sold by the selling stockholders named herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of Class A common stock being registered hereunder include such indeterminate number of shares of Class A common stock as may be issuable with respect to the shares of Class A common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions effected that results in an increase to the number of outstanding shares of Registrant’s Class A Common Stock.
(4)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price is based on the average of the high and low sale prices for shares of MediaAlpha, Inc.’s Class A common stock on November 11, 2021, as reported on the New York Stock Exchange.